-------------------------------------------------------------------------------
                                                                  EXHIBIT 99.01
-------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE


                                       FOR MORE INFORMATION CONTACT:

                                       Mark C. Brown, Senior Vice President and
                                       Chief Financial Officer
                                       (703) 247-2514

                                       Sonya Udler, Vice President,
                                       Corporate Communications
                                       (703) 247-2517
                                       -----------------------


               STRAYER EDUCATION, INC. PRICES THREE MILLION SHARE
                       SECONDARY OFFERING OF COMMON STOCK

ARLINGTON, VA., MARCH 9, 2004 - Strayer Education, Inc. (the "Company") (Nasdaq:
STRA) announced today the pricing, at $105.25 per share, of three million shares of common stock in a previously announced secondary offering. The Company will not receive any of the proceeds of the offering.

The common shares will be issued upon the conversion of convertible preferred stock and the partial exercise of an option currently held by New Mountain Partners, L.P., New Mountain Strayer Trust and MidOcean Capital Investors, L.P. New Mountain Partners, MidOcean and certain members of management have granted the underwriters an option to purchase an additional 450,000 shares of common stock to cover over-allotments, if any. This offering is being made pursuant to the exercise of existing registration rights held by the selling shareholders. After giving effect to the offering excluding the over-allotment option, New Mountain will continue to beneficially own approximately 13% of Strayer's equity securities.

The managing underwriters for the offering are Credit Suisse First Boston, Banc of America Securities LLC, JPMorgan, Legg Mason Wood Walker Incorporated, Lehman Brothers and Thomas Weisel Partners LLC.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has been declared effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Copies of the prospectus relating to the offering may be obtained from Credit Suisse First Boston, 11 Madison Avenue, New York, NY, 10010 (tel: 212 325-2000).

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 20,000 working adult students at 27 campuses in Pennsylvania, Maryland, Washington, D.C., Virginia, North Carolina, South Carolina and Tennessee and worldwide via the Internet through Strayer University Online. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc., visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 ("Reform Act"). The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.
                                      # # #